EXHIBIT 99.1

Private & Confidential

Dated 6 October 2005

LEARNING TREE INTERNATIONAL LIMITED (1)

TO

METRONET RAIL BCV LIMITED (2)

LEASE

OF

THIRD FLOOR, EUSTON HOUSE,

24 EVERSHOLT STREET, LONDON NW1

TERM	:	10 years
FROM	:	6 October 2005
BASIC RENT	:	£316,250 (subject to review)

Contents

Clause		Page
1	Definitions and Interpretation	1

2	Demise and Rent	6

3	Tenant’s Covenants	7

4	Landlord’s Covenants	7

5	Forfeiture	7

6	Miscellaneous	8

7	Sections 24-28 Landlord and Tenant Act 1954	10

8	Determination	10

Schedule 1 The Property		12

Schedule 2 Part 1 - Rights granted in common		13

Schedule 3 Part 1 - Exceptions and Reservations		14

Part 2 - Title Matters		15

Schedule 4 Review of Basic Rent		16

Schedule 5 Insurance		18

1	Landlord’s Insurance Obligations	18

2	Tenant’s Insurance Obligations	18

3	Rent Cesser	18

4	Vitiation of Insurance	18

5	Determination	19

6	Arbitration	19

Schedule 6 Tenant’s Covenants		20

1	To pay Rent	20

2	To pay Outgoings	20

3	Repair and Decoration	20

4	Yielding up on Determination	21

5	Use	22

6	Alterations	22

7	Signs	22

8	Dealings with the Property	23

9	Legal Obligations and Necessary Consents	24

10	Conduits and Plant	25

11	Overloading and Damage	25

12	Rights and Easements	25

13	Regulations	26

14	Entry by Landlord	26

15	Costs	26

16	Loss of Guarantor	27

17	Title Matters	27

Schedule 7 Landlord’s Covenants		28

1	Quiet Enjoyment	28

2	Superior Lease	28

3	Provision of Services	28

4	Electricity Rider	28

Schedule 8 Services and Service Charge		29

1	Basic Services	29

2	Additional Services	29

3	Service Costs	29

4	Calculation and Payment of Service Charge	30

Schedule 9 Regulations		32

Annexures

Property Plan

Site Plan

THIS LEASE made on 6 October 2005 BETWEEN:

(1)	LEARNING TREE INTERNATIONAL LIMITED a company incorporated in England and Wales number 1392643 whose registered office is at Unit 18, Mole Business Park 3, Leatherhead, Surrey KT22 7AD (“the Landlord”).

(2)	METRONET RAIL BCV LIMITED a company incorporated in England and Wales number 03923496 whose registered office is at Templar House, 81-87 High Holborn, London WC1V 6NU (“the Tenant”).

WITNESSES as follows:

1	Definitions and Interpretation

1.1	In this Lease unless the context otherwise requires the following expressions shall have the following meanings:

“Additional Services” means the services listed in paragraph 2 of schedule 8 as from time to time altered (if at all) under clause 6.9;

“Agreement for Lease” means the agreement for lease pursuant to which this Lease is granted dated 8 September 2005;

“Assignment” means the execution of a deed of transfer of the Lease in accordance with the provisions of paragraph 8.3 of schedule 6 whether or not that transfer is subsequently registered at H M Land Registry;

“Authority” means any statutory, public, local or other authority or any court of law or any government department or any of their duly authorised officers;

“Basic Rent” means up to but excluding the Rent Commencement Date a peppercorn (if demanded) and from and including that date £316,250 per annum as from time to time reviewed under schedule 4;

“Basic Services” means the Services listed in paragraph 1 of schedule 8 as from time to time altered (if at all) under clause 6.9;

“Building” means the building and external areas known as Euston House, 24 Eversholt Street, London NW1 shown for identification purposes only edged in blue on the Site Plan and any or every part of that building and everything attached to it or used for its benefit;

“Common Parts” means all parts of the Building from time to time provided for the common use of more than one of the tenants or occupiers of the Building and their visitors including without limitation any of the following which fall within this definition: vehicular and pedestrian accesses, passages, stairways, circulation areas, lifts, escalators, landscaped areas, loading bays, fire escapes, toilet facilities, storage areas, refuse collection and disposal areas;

“Conduits” means sewers, drains, pipes, wires, cables, ducts, gutters, fibres, and any other medium for the passage or transmission of soil, water, gas, electricity, air, smoke, light, information or other matters and includes where relevant ancillary equipment and structures;

“Connected Person” means any person, firm or company which is connected with the Tenant for the purposes of Section 839 Income and Corporation Taxes Act 1988;

“Consent” means an approval, permission, authority, licence or other relevant form of approval given by the Landlord in writing;

“Determination” means the end of the Term however that occurs;

“Enactment” means:

(a)	any Act of Parliament; and

(b)	any European Community or other supranational legislation or decree having the force of law in the United Kingdom,

and references (whether specific or general) to any Enactment include:

(i)	any subordinate legislation made under it;

(ii)	any provision which it has superseded or re-enacted (whether with or without modification; and

(iii)	any provision superseding or re-enacting it (whether with or without modification);

“Environmental Damage” means any reduction in value of the Landlord’s interest in the Property or the Building or any damage to human health or the environment arising from the Property which would constitute a breach of any Legal Obligation or give rise to a civil claim for damages;

“Estimated Service Charge” means the Landlord’s estimate of the Service Charge which will be payable by the Tenant during a Service Charge Period;

“Group Company” means any company of which the Tenant is a Subsidiary or which has the same Holding Company as the Tenant where Subsidiary and Holding Company have the meanings given to them by section 736 Companies Act 1985;

“Hazardous Material” means any substance known or reasonably believed to be harmful to human health or the environment and for that reason subject to statutory controls on production, use, storage or disposal;

“Insurance Charge” means the Percentage of the cost to the Landlord of effecting and maintaining the Insurance Policies including where relevant the cost of assessing any insured amounts and any sums payable to any Superior Landlord in respect of insurance maintained by it which shall include any expenses and valuation costs which the Superior Landlord is entitled to recover from the Landlord under the terms of the Superior Lease;

“Insurance Policies” means the insurance policy or policies maintained by the Landlord or any Superior Landlord in respect of the Building covering damage by Insured Risks, Loss of Rent, public liability and other matters;

“Insured Risks” means the risks of fire, storm, tempest, flood, lightning, explosion, terrorism and in peace time aircraft and articles dropped therefrom, malicious damage, impact, plant and machinery cover overflowing of tanks, bursting of pipes and such other risks as the Superior Landlord or Landlord shall from time to time insure (subject in all cases to any excesses exclusions and limitations imposed by the insurers or underwriters) except always such risks as cannot reasonably be insured by the Landlord or Superior Landlord on satisfactory terms or at a reasonable premium or as the Landlord or the Superior Landlord’s insurers or underwriters have refused to insure.

“Insurers” means the underwriters or insurance office with whom the Insurance Policies are effected;

“Interest Rate” means three percent above the base lending rate from time to time of The Royal Bank of Scotland plc or such other bank as the Landlord may from time to time nominate or if that base lending rate cannot be ascertained then three percent above such other rate as the Landlord may reasonably specify and where and whenever interest is payable at or by reference to the Interest Rate it shall be calculated on a daily basis and compounded on the Quarter Days;

“Landlord” includes the immediate reversioner to this Lease from time to time;

“Lease” means this underlease and includes where relevant any deed of variation, licence, Consent or other document supplemental to or associated with this Lease;

“Legal Obligation” means any obligation from time to time created by any Enactment or Authority which relates to the Building or its use and includes without limitation obligations imposed by any Necessary Consent;

“Lettable Area” means a part of the Building designed or intended for letting or exclusive occupation (except in connection with the management of the Building), the boundaries of any Lettable Area being determined in the same manner as the boundaries of the Property under schedule 1;

“Loss of Rent” means loss of all Basic Rent or other income from the Building due to damage or destruction by any of the Insured Risks for a minimum period of three years having regard to potential increases in that income as a result of lettings, rent reviews or other matters which may occur;

“Managing Agent” means any party from time to time appointed by the Landlord to manage the Building (who may be an employee of the Landlord);

“Necessary Consents” means planning permission and all other consents, licences, permissions and approvals whether of a public or private nature which shall be relevant in the context;

“Open Market Rent” means the best rent which might reasonably be expected to be paid (after the expiry of any rent free period or period of concessionary rent) by a willing tenant to a willing landlord for a letting of the whole of the Property in the open market with vacant possession and without a fine or premium for a term of ten years commencing on the Review Date and upon the terms of this Lease (except as to the amount of the Basic Rent but including the provisions for rent review) and upon the assumptions that:

(a)	there has been a reasonable period in which to negotiate the terms of the letting taking into account the nature of the Property and the state of the market;

(b)	no account will be taken of any additional rent which might be offered by a prospective tenant with a special interest;

(c)	all the Tenant’s covenants contained in this Lease have been complied with;

(d)	if the Property or the Building or any access or essential services to them have been destroyed or damaged they have been fully restored;

(e)	the Property complies with all Legal Obligations and may lawfully be used for the purpose permitted by this Lease and any other purpose within class B1(a) under the Town and Country Planning (Use Classes) Order 1987;

(f)	the willing tenant is to receive whatever rent free period rental concessions or other inducements may at the time be usual on the grant of a new lease with vacant possession; and

(g)	the Property is fitted out and equipped to the requirements of the willing tenant,

but disregarding:

(i)	any effect on rent of the fact that the Tenant, any lawful occupier or any of their respective predecessors in title has been or is in occupation of the Property;

(ii)	any goodwill attached to the Property by reason of the carrying on of the business of the Tenant any lawful occupier or their respective predecessors in title;

(iii)	any effect on rent of any improvement to the Property which

(A)	was carried out by and at the expense of the Tenant or a permitted occupier or any of their respective predecessors in title; and

(B)	was not carried out pursuant to an obligation to the Landlord or its predecessors in title; and

(C)	was carried out with Consent where required under this Lease; and

(D)	was carried out and completed during the Term or during any period of occupation immediately before the start of the Term under a licence or agreement for lease; and

(E)	cannot give rise to any liability on the part of the Landlord to pay compensation

(iv)	any effect on rent of the Tenant’s Fit-Out carried out at the Property; and

(v)	any work carried out to the Property which diminishes the rental value of the Property at the relevant Review Date save pursuant to a Legal Obligation.

“Outgoings” means all rates, taxes, charges, duties, assessments, impositions and outgoings of any nature which are at any time during the Term payable either by the owner or occupier of property and includes charges for electricity, gas, water, sewerage, telecommunications and other services rendered to or consumed by the relevant property but excludes tax payable by the Landlord on the receipt of the Basic Rent or on any dealings with its reversion to this Lease and input Value Added Tax suffered by the Landlord in respect of the Building;

“Percentage” means a fair proportion as conclusively determined by the Landlord but which in the absence of special circumstances will be substantially the same as the proportion which the net internal area of the Property bears to the net internal area of all the Lettable Areas at the relevant time subject to adjustment under clause 6.7;

“Permitted Use” means use as offices within the meaning of Class B1(a) of the Town and Country Planning (Use Classes) Order 1987;

“Plant” means the plant, equipment and machinery from time to time in or on the Building including without limitation lifts, hoists, generators, and equipment for air-conditioning ventilation, heating, cooling, fire alarm, fire prevention or fire control communication and security;

“President” means the President from time to time of the Royal Institution of Chartered Surveyors or any person authorised at the relevant time to act on his behalf;

“Property” means that part of the Building described in schedule 1 and all additions and improvements made to it and references to the Property shall include reference to any part of it;

“Property Plan” means the attached plan marked as such;

“Quarter Days” means 25th March 24th June 29th September and 25th December in each year;

“Regulations” means the Regulations in schedule 9 and any others from time to time made by the Landlord acting reasonably in addition to or in substitution for those regulations which the Landlord considers appropriate having regard to the principles of good estate management;

“Rent” means all sums reserved as rent by this Lease;

“Rent Commencement Date” means 29 April, 2006 ;

“Rent Restrictions” means any Enactment which restricts the right of the Landlord to review the Basic Rent or to recover any Rent under this Lease;

“Rent Review Surveyor” means the person appointed under paragraphs 3 or 6 of schedule 4 to determine the Basic Rent at a Review Date;

“Retained Property” means all parts of the Building except for the Property and the other Lettable Areas and includes without limitation the Common Parts, the Conduits, the foundations, roof, exterior and structure of the Building, the Plant (except where part of the Property or any Lettable Area) any external areas of the Building and any parts of the Building used for the management of the Building or the provision of services to it;

“Review Date” means 7 April 2009 or if any Rent Restrictions are in force on the Review Date the date any Rent Restrictions are repealed or modified so as to be less restrictive;

“Review Period” means the period commencing on the Review Date and expiring on Determination;

“Service Charge” means the Percentage of the Total Service Costs in any Service Charge Period;

“Service Charge Account Date” means 1 October in each year of the Term or such other date or dates in each year of the Term as the Landlord may by written notice to the Tenant stipulate and also the date of Determination;

“Service Charge Period” means the period commencing on 6 October 2005 and expiring on the first Service Charge Account Date and thereafter the period from and excluding one Service Charge Account Date up to and including the next Service Charge Account Date;

“Service Charge Statement” means the statement to be provided to the Tenant under paragraph 4.4 of schedule 8;

“Service Costs” means the costs set out in paragraph 3 of schedule 8;

“Services” means the Basic Services and the Additional Services;

“Sign” includes any sign, hoarding, showcase, signboard, bill, plate, fascia, poster or advertisement;

“Signboard” means a common signboard to be provided by the Landlord in the common entrance hall of the Building;

“Site Plan” means the attached plan marked as such;

“Superior Landlord” means any party having an interest in the Property in reversion to the Superior Lease;

“Superior Lease” means any lease under which the Landlord holds the Building and includes any leases in reversion to that Lease;

“Tenant” includes its successors in title;

“Tenant’s Fit-Out” means the fit-out works carried out by the Landlord at the expense of the Tenant in accordance with the Agreement for Lease;

“Term” means the term granted by this Lease;

“Total Service Costs” means the total of the Service Costs in any Service Charge Period;

“Title Matters” means the matters set out in Part 2 of schedule 3;

“Value Added Tax” means value added tax chargeable in accordance with the Value Added Tax Act 1994 and includes any future tax of a like nature and all references to an election by the Landlord to waive exemption under paragraph 2(1) of Schedule 10 to that Act shall be deemed to include any such election made by a company in the same VAT group as the Landlord.

1.2	In this Lease unless the context otherwise requires:

1.2.1	words importing any gender include every gender;

1.2.2	words importing persons include an individual, company, corporation, firm, partnership, unincorporated association or body of persons, and any state, or governmental or local division or agency of a state;

1.2.3	references to clauses, schedules and annexures are references to the relevant clause in or schedule or annexure to this Lease;

1.2.4	reference in any schedule to numbered paragraphs are references to the numbered paragraphs of that schedule;

1.2.5	references in this Lease to any specified provision of this Lease are to this Lease or that provision as in force for the time being and as amended from time to time;

1.2.6	references to any statute or statutory provision shall include (i) any subordinate legislation made under it, (ii) any provision which it has superseded or re-enacted (whether with or without modification) and (iii) any provision superseding or re-enacting it (whether with or without modifications);

1.2.7	where any obligation is undertaken by two or more persons jointly they shall be jointly and severally liable in respect of that obligation and a demand for payment served on one of them shall be deemed to be a demand made on all of them;

1.2.8	any obligation on any party not to do or omit to do anything shall include an obligation not to allow that thing to be done or omitted to be done by any employee servant agent invitee or licensee of that party;

1.2.9	where the Landlord or the Tenant covenant to do something they shall be deemed to fulfil that obligation if they procure that it is done;

1.2.10	any obligation on the Landlord or the Tenant under their respective obligations in this Lease shall continue notwithstanding determination insofar as it remains to be carried out;

1.2.11	any sum payable by one party to the other shall be exclusive of Value Added Tax which shall where it is chargeable be paid in addition to the sum in question at the time when the sum in question is due to be paid;

1.2.12	any relevant perpetuity period shall be eighty years from the date of this Lease;

1.2.13	the contents table and the descriptive headings to clauses are inserted for convenience only, have no legal effect and shall be ignored in interpreting this Lease; and

1.2.14	the words and phrases “other”, “including” and “in particular” shall not limit the generality of the words preceding or succeeding them or be construed as limiting the succeeding words to the same class as the preceding words.

1.3	If and whenever the Landlord is itself a lessee of the Property:

1.3.1	wherever Consent is required under this Lease the approval of the Superior Landlord shall also be required to the extent required under the Superior Lease;

1.3.2	any Consent shall be subject to the need for the approval of the Superior Landlord where appropriate;

1.3.3	nothing in this Lease or in any Consent shall imply that the Superior Landlord’s approval will not be unreasonably withheld except where the Superior Landlord’s approval cannot be unreasonably withheld under an Enactment or under the Superior Lease;

1.3.4	the rights reserved by Part 1 of schedule 3 are also reserved to the Superior Landlord;

1.3.5	references to any right of (or covenant to permit) the Landlord to enter the Property shall extend to the Superior Landlord and to anyone authorised by it or otherwise entitled; and

1.3.6	this Lease shall take effect subject to the rights excepted and reserved by the Superior Lease (which are by virtue of this provision reserved to the Landlord as well as the Superior Landlord).

2	Demise and Rent

2.1	The Landlord demises the Property to the Tenant together with the rights set out in Schedule 2 except and reserving to the Landlord the rights set out in Part 1 of schedule 3 but subject to the Title Matters to hold them to the Tenant for a term of ten years starting on 6 October 2005 paying during the Term by way of Rent:

2.1.1	the Basic Rent, which shall be paid yearly and proportionately for any part of a year by equal quarterly instalments in advance on the Quarter Days, the first payment to be made on the Rent Commencement Date in respect of the period from that date to the next Quarter Day; and

2.1.2	the Insurance Charge which shall be paid as stated in paragraph 2 of schedule 5; and

2.1.3	the Service Charge which shall be paid as stated in schedule 8; and

2.1.4	any other sums which may become due from the Tenant to the Landlord under the provisions of this Lease.

3	Tenant’s Covenants

The Tenant covenants with the Landlord to observe and perform the covenants set out in schedule 6 and those on its part contained in schedule 5.

4	Landlord’s Covenants

The Landlord covenants with the Tenant that, whilst the reversion immediately expectant upon this Lease is vested in it, it shall observe and perform the covenants set out in schedule 7 and those on its part contained in schedule 5.

5	Forfeiture

5.1	Without prejudice to any other rights of the Landlord if:

5.1.1	the whole or part of the Rent remains unpaid twenty-one days after becoming due (whether demanded or not); or

5.1.2	any of the Tenant’s covenants in this Lease are not performed or observed; or

5.1.3	the Tenant:

(a)	proposes or enters into any composition or arrangement with its creditors generally or any class of its creditors; or

(b)	being a company:

(i)	is the subject of a petition presented or an order made or a resolution passed or analogous proceedings taken for appointing an administrator of or winding up such company (save for the purpose of and followed within four months by an amalgamation or reconstruction which does not involve or arise out of insolvency or give rise to a reduction in capital and which is on terms previously approved by the Landlord such approval not to be unreasonably withheld or delayed); or

(ii)	an encumbrancer takes possession or exercises or attempts to exercise any power of sale or a receiver is appointed of the whole of the undertaking, assets or revenues of such company; or

(iii)	stops payment or agrees to declare a moratorium or becomes or is deemed to be insolvent or unable to pay its debts within the meaning of section 123 Insolvency Act 1986; or

(c)	being an individual:

(i)	is the subject of a bankruptcy petition or bankruptcy order; or

(ii)	is the subject of an application or order or appointment under section 253 or section 273 or section 286 Insolvency Act 1986; or

(iii)	is unable to pay or has no reasonable prospect of being able to pay his debts within the meaning of sections 267 and 268 Insolvency Act 1986; or

5.1.4	any event occurs or proceedings are taken with respect to the Tenant in any jurisdiction to which it is subject which has an effect equivalent or similar to any of the events mentioned in clause 5.1.3, the Landlord may (and notwithstanding the waiver of any previous right of re-entry) re-enter the Property and this Lease shall then determine but without prejudice to any right of action of the Landlord in respect of any previous breach by the Tenant of this Lease.

5.2	The Landlord shall not exercise this right of re-entry without giving prior written notice of its intention to all mortgagees who have registered a notice of charge with the Landlord.

6	Miscellaneous

6.1	Except to the extent that compensation may be payable by law notwithstanding any agreement to the contrary neither the Tenant nor any undertenant or any occupier of the Property at any time shall be entitled to any compensation under any Enactment upon Determination or upon leaving the Property.

6.2	Except to the extent that the Landlord may be liable under its covenants in schedule 7 or by law notwithstanding any agreement to the contrary the Landlord shall not be liable in any way to the Tenant or any undertenant or any servant agent licensee or invitee of the Tenant or any undertenant by reason of:

6.2.1	any act neglect, default or omission of any of the tenants or owners or occupiers of any adjoining or neighbouring property (whether within the Building or not) or of any representative or employee of the Landlord (unless acting within the scope of the express authority of the Landlord); or

6.2.2	the obstruction by others of the Common Parts or the areas over which rights are granted by this Lease.

6.3	The Landlord shall be entitled to make alterations to the Common Parts or to alter renew or replace any Plant and to obstruct the Common Parts while doing so but shall in so doing ensure that reasonable access to the Property or reasonable alternative access to the Property is always available and so far as reasonably practicable the Tenant’s use and enjoyment of the Property is not materially altered or if it is inevitable that the Tenant’s use and enjoyment of the Property must be materially adversely affected as a result of the Landlord’s alterations to or obstruction of the Common Parts the Landlord shall ensure that the disruption lasts for as short a period of time as possible.

6.4	Nothing in this Lease shall imply or warrant that the Property may lawfully be used for the Permitted Use and the Tenant acknowledges and admits that no such representation or warranty has ever been made by or on behalf of the Landlord.

6.5	The Landlord and the Tenant shall not be liable to each other for breach of any covenant in this Lease to the extent that its performance or observance becomes impossible or illegal but subject to the other provisions of this Lease, the Term and the Tenant’s liability to pay the Rent shall not cease or be suspended for that reason.

6.6	The Landlord shall incur no liability to the Tenant or any predecessor in title of either of them by reason of any approval given to or inspection made of any drawings, plans, specifications or works prepared or carried out by or on behalf of any such party nor shall any such approval or inspection in any way relieve the Tenant from its obligations under this Lease.

6.7	If the Landlord reasonably and properly so determines the Percentage shall be varied to such figures as the Landlord may reasonably and properly specify in writing having regard to the previous method of calculation of such figures and to the fact that it is intended that if all Lettable Areas are let on leases similar to this Lease the Landlord shall be able to recover from its lessees the whole of the costs of insurance and the Total Service Costs.

6.8	In the interests of security the Landlord:

6.8.1	may require anyone entering or leaving the Building to identify themselves and the party in the Building whom they are visiting and to record this information and their arrival and departure times in a book or other form of record kept for the purpose;

6.8.2	may prevent anyone entering the Building for the purpose of visiting the Property unless that person has a key to the Property or is authorised by the Tenant or any other permitted occupier of the Property;

6.8.3	may require the Tenant or permitted occupier of the Property to escort any person visiting them from the security or reception desk to the Property (and back again when that person leaves); and

6.8.4	may prevent anyone removing any items from the Building unless that person is authorised to do so by the Landlord or any tenant or permitted occupier of the Building, and in this regard:

(a)	the rights of access and egress granted in Schedule 2 are subject to this clause; and

(b)	any authorisation required by this clause must be produced to the person requiring it or confirmed by a written or oral (or telephoned) statement from the person giving it.

6.9	The Landlord may add to vary or discontinue any of the Services where the Landlord considers it appropriate to do so having regard to the principles of good estate management provided that the Tenant’s use and enjoyment of the Property is not materially affected and it may carry out its business.

6.10	The Tenant shall not be or become entitled to any easement, right, quasi-easement or quasi-right save as expressly set out (if at all) in Schedule 2 and any such amenity enjoyed by the Tenant shall be so enjoyed with the consent of the Landlord and not as of right.

6.11	This Lease does not pass to the Tenant the benefit of or the right to enforce any covenants which now benefit or which may in the future benefit the reversion to this Lease, and the Landlord shall be entitled in its sole discretion to waive, vary or release any such covenants.

6.12	Any notice, communication, demand or consent required or authorised to be given by this Lease shall be in writing:

6.12.1	any notice to be served on, or communication to be sent to, any party to this Lease shall be deemed to be properly served if sent by first class post, or delivered by hand during usual business hours to the registered office, or principal place of business of the relevant party, addressed to any director or the company secretary PROVIDED THAT for as long as Metronet Rail BCV Limited are the tenant under the lease all notices, rent demands and other communications shall be sent to Templar House, 81-87 High Holborn, London WC1V 6NU for the attention of the Company Secretary;

6.12.2	any such notice or communication to be sent to any party to this Agreement shall be deemed to have been received when delivered, if delivered by hand, or two working days after posting if sent by first class post.

6.13	Any dispute arising between the Tenant or any undertenant and any owner or occupier (other than the Landlord) of adjacent property owned (whether freehold or leasehold) by the Landlord as to any right or privilege or any party or other wall or otherwise shall (except where it relates to a matter of law) be determined on behalf of the Tenant by the Landlord or someone appointed by him whose decision including as to costs shall be binding upon the Tenant or any lawful occupier who shall submit to and abide by such decision.

6.14	This Lease is a new tenancy for the purposes of the Landlord and Tenant (Covenants) Act 1995.

6.15	For the purposes of the Contracts (Rights of Third Parties) Act 1999 this Lease is only enforceable by the parties to it and (if applicable) their respective successors in title.

6.16	If the Landlord and the Tenant agree in writing that the Tenant may defer payment of any sums due under this Lease then for the purposes of this Lease (and of Section 17 Landlord and Tenant (Covenants) Act 1995) those sums shall be deemed to be due for payment on the deferred date so agreed, and not on the earlier date on which they would, but for that agreement, have fallen due.

6.17	Each of the provisions of this Lease is severable from the others. If at any time one or more of such provisions becomes illegal, invalid or unenforceable, then the validity and enforceability of the remaining provisions of this Lease shall not be affected.

6.18	No permission or consent required by the Tenant under the provisions of this Lease shall be effective or binding on the Landlord unless given by deed duly executed by or on behalf of the Landlord and any other relevant party.

6.19	Where in this Underlease the Tenant agrees to indemnify the Landlord and/or the Superior Landlord :

6.19.1	the Landlord shall promptly give written notice to the Tenant of any claim demand or proceedings which the Landlord is aware of and which the Landlord reasonably considers may be covered by an indemnity contained in this Underlease (for the purposes of this clause 6.19 (a “Claim”));

6.19.2	the Landlord will give the Tenant all details of a Claim as are in its possession or actual knowledge or could reasonably be obtained by the Landlord;

6.19.3	the Landlord will keep the Tenant fully informed in writing of the progress of a Claim and will have proper regard to the Tenant’s written representations to the Landlord;

6.19.4	to the extent to which the Landlord is able to do so (having regard to the ability of the Landlord to settle or compromise a Claim without the involvement of the insurers for the Building) the Landlord will not settle or compromise any Claim without the consent of the Tenant (such consent not to be unreasonably withheld or delayed) except under an order of the Court (other than a consent order).

7	Sections 24-28 Landlord and Tenant Act 1954

7.1	Pursuant to section 38A Landlord and Tenant Act 1954 the Landlord and the Tenant have agreed that the provisions of sections 24-28 (inclusive) of that Act shall be excluded in relation to this Lease.

7.2	The Tenant acknowledges that a duly executed notice in the form set out in Schedule 1 to the Regulatory Reform (Business Tenancies) (England Wales) Order 2003 (“2003 Order”) was served on it by the Landlord less than 14 days before the date of this Lease or if earlier, the date on which the Tenant became contractually bound to enter into this Lease, under and in accordance with Section 38A(3)(b) of the Act.

7.3	The Tenant has before entering into this Lease or if earlier, the date on which the Tenant became contractually bound to enter into this Lease, made a Statutory Declaration in the form set out in paragraph 8 of Schedule 2 to the 2003 Order under and in accordance with Section 38A(3)(b) of the Act.

8	Determination

8.1	The Tenant may determine this Lease at any time after the 5th anniversary of the commencement of the Term and on any date thereafter by serving on the Landlord not less than six months’ prior written notice specifying the proposed date of Determination.

8.2	This Lease shall only determine as a result of notice served by the Tenant under clause 8.1 if:

8.2.1	the notice has been served strictly in accordance with that clause; and

8.2.2	there are no arrears of Basic Rent, Service Charge or Insurance Charge which have been demanded at the expiry of the notice provided that in the case of Service Charge this does not apply to any amounts which are the subject of a bona fide dispute; and

8.2.3	on the intended date of Determination, the Tenant gives vacant possession of the Property.

8.3	The Landlord may in its absolute discretion waive compliance with all or any of the conditions or obligations set out in clause 8.2 but unless otherwise expressly agreed in writing such waiver shall not relieve the Tenant from liability to comply with the relevant condition or obligation.

8.4	If the provisions of this clause 8 are complied with then, upon the expiry of the relevant notice of Determination, this Lease shall determine but without prejudice to any right of action of the Landlord or the Tenant in respect of any previous breach by either party of the obligations in this Lease and without prejudice also to the continuing operation of this clause 8.

8.5	Time is of the essence in respect of this clause 8.

8.6	Any notice of Determination served under this clause 8 shall be irrevocable, except with the written agreement of the Landlord.

8.7	In the event that this Lease is determined pursuant to the provisions of this clause 8 the Landlord shall within fourteen days of a written demand account to the Tenant for any Rents or other sums paid in advance for the period following the date of Determination.

IN WITNESS of which each party has duly executed this Lease as a deed on the date first above written.

Schedule 1

The Property

That Lettable Area on the third floor which is shown edged in red on the Property Plan and extends from the upper side of the floor slab immediately below that Lettable Area to the underside of the floor, or roof slab immediately above that Lettable Area excluding:

(a)	the walls bounding that Lettable Area; and

(b)	all load-bearing walls and pillars within that Lettable Area; and

(c)	all structural floor slabs within that Lettable Area; and

(d)	all Conduits and Plant within that Lettable Area which do not serve that Lettable Area exclusively; and

(e)	all windows within that Lettable Area,

but including:

(i)	the plaster and other finishes on the inner sides of the walls bounding that Lettable Area and on all faces of all load-bearing walls and pillars wholly within that Lettable Area; and

(ii)	all ceilings and other finishes applied to the floor or roof slab immediately above that Lettable Area and to any floor slab within that Lettable Area; and

(iii)	all floors floor screeds and other finishes applied to the floor slab immediately below that Lettable Area and to any floor slab within that Lettable Area; and

(iv)	all doors of that Lettable Area together with the frames glass and furniture of them; and

(v)	the whole of all non-load-bearing walls or partitions wholly within that Lettable Area; and

(vi)	one half in thickness of all walls (if any) bounding that Lettable Area and indicated as party walls on the Property Plan; and

(vii)	all Conduits and Plant within that Lettable Area and which serve that Lettable Area exclusively.

Schedule 2

Part 1 - Rights granted in common

The right, in common with the Landlord and all others for the time being authorised by the Landlord or otherwise entitled, for the Tenant or permitted occupier of the Property:

(a)	to connect to and use all Conduits and Plant from time to time serving the Property or provided for the benefit of the Property (but without any right of access to areas outside the Property for this purpose); and

(b)	to pass and repass over the Common Parts and otherwise to use the Common Parts for the purposes which they are designed; and

(c)	of support and protection for the Property from the remainder of the Building;

(d)	to use the fire escapes and emergency escape routes of the Building in the event of fire or other emergency; and

(e)	to display the name of the Tenant of the Property on the Signboard and subject to the Landlord’s prior approval not to be unreasonably withheld to display the name of the Tenant on a board on the exterior of the Building in a format similar to that of the board on the exterior of the Building which displays the Landlord’s name.

Schedule 3

Part 1 - Exceptions and Reservations

The rights for the Landlord and all others from time to time authorised by the Landlord or otherwise entitled and without any liability to pay compensation:

1	to carry out works to the Building or to any other property and to use them in whatever manner may be desired and to consent to others doing so whether or not in each case the access of light or air to the Property from time to time enjoyed by it shall be affected in any way (save for any rights specifically granted by Schedule 2) PROVIDED THAT the Tenant’s use and enjoyment of the Property shall not be materially adversely affected and where necessary alternative access is provided;

2	to connect to and use all Conduits and Plant within or forming part of the Property;

3	upon reasonable prior written notice to the Tenant (except in emergency when no notice need be given) to enter and remain on the Property with or without tools, appliances, scaffolding and materials for the purposes of:

(a)	installing, inspecting, repairing, renewing, reinstalling, cleaning, maintaining, removing or connecting up to any Conduits or Plant; or

(b)	inspecting, cleaning, altering, repairing, maintaining, renewing, demolishing or rebuilding any adjoining or adjacent property or any other things used in common; or

(c)	inspecting the state and condition of the Property; or

(d)	carrying out works under paragraphs 3.6 or 9.4 of schedule 6; or

(e)	complying with the Landlord’s obligations under this Lease or with any other Legal Obligation of the Landlord,

the person entering causing as little damage and inconvenience as reasonably possible and making good at its expense any damage caused to the Property by such entry; and

4	to oversail the airspace of the Property with cranes (which are not themselves positioned on the Property) subject to the person exercising this right indemnifying the occupiers of the Property from time to time against death or injury to persons and damage to property which may result from that oversailing.

Part 2 - Title Matters

1	The entries on the Property and Charges Registers of Land Registry title number NGL771030 insofar as they relate to the Property as at 14 July 2005;

2	The easements rights covenants and other matters contained or referred to in the Wayleave Agreement dated 20 March 2001 made between (1) The Prudential Assurance Company Limited (2) The Landlord and (3) Cable Camden Limited

3	All easements rights covenants and other matters affecting the Property including any unregistered interests which fall within section 11(4)(c) or Schedules 3 or 12 of the Land Registration Act 2002.

4	Any registered interests which fall within any of the paragraphs of Schedule 1 of the Land Registration Act 2002 and any interests which fall within section 11(4)(c) of the Land Registration Act 2002.

5	Such registered interests as may affect the Property to the extent and for so long as they are preserved by the transitional provisions of Schedule 12 of the Land Registration Act 2002.

Schedule 4

Review of Basic Rent

1	On each Review Date the Basic Rent shall be reviewed in accordance with this schedule and the Basic Rent payable in respect of the Review Period shall be the higher of the Basic Rent payable immediately before the Review Period (ignoring for this purpose any rent cesser under paragraph 3 of schedule 5 then current) and the Open Market Rent on the Review Date.

2	The Landlord and the Tenant shall seek to agree the amount of the Open Market Rent in respect of the Review Period but if they have not agreed it by the date three months before the relevant Review Date then either party may require the matter to be determined by the Rent Review Surveyor.

3	The Rent Review Surveyor shall be a professionally qualified chartered surveyor or valuer with not less than 10 years experience of rent reviews of property similar to the Property and in a similar location who shall be previously agreed upon between the Landlord and the Tenant or (in the absence of such agreement prior to the date three months before the relevant Review Date) nominated on the application of either the Landlord or the Tenant or both of them jointly by the President, and in the event of a sole application by the Landlord or the Tenant the party making such application shall on the date of the application provide a copy thereof to the other party.

4	The Rent Review Surveyor shall act as an expert and he shall:

(a)	allow the parties a reasonable opportunity of making representations and counter-representations to him; and

(b)	take those representations and counter-representations into account; and

(c)	be entitled to require the parties to comply with a timetable established by him, and to disregard any representations made to him outside any time limits so established; and

(d)	be entitled to take legal advice on any matter he may consider relevant to his appointment, the extent of his powers or duties or the review; and

(e)	if required by either party give written reasons for his determination.

5	The Rent Review Surveyor’s award shall be binding on the parties and the costs of the reference to him and of his determination (including his own fees and legal and other expenses and the legal and other costs of the parties) shall lie in his award.

6	If the Rent Review Surveyor dies or becomes unwilling to act or becomes incapable of acting, the President may upon the application of either the Landlord or the Tenant or both of them jointly discharge him and appoint another Rent Review Surveyor to act in his place and in the same capacity and this shall be repeated as many times as the circumstances may require.

7	If for any reason the Open Market Rent is not agreed or determined until after the Review Date the Tenant shall continue to pay the Basic Rent at the rate applicable immediately before that date and on the day 7 days after the day on which the Open Market Rent is agreed or determined, the Tenant shall pay the amount of any increase for the period from and including the relevant Review Date up to the Quarter Day following that agreement or determination together with interest on each part of that payment at three per cent below the Interest Rate for the period on and from the date on which that part would have been payable had the Open Market Rent been agreed before the Review Date up to the date on which payment is due.

8	Within twenty-eight days of the Open Market Rent being agreed or determined a memorandum recording the increased Basic Rent (or the fact that there is no increase) shall be executed by the parties and attached to this Lease and the Counterpart but that memorandum shall be regarded as evidential only and its absence shall not affect the liability of the Tenant to pay any increased Basic Rent.

9	Time is not of the essence in this schedule.

10	For the purpose of this schedule the Open Market Rent shall be deemed to have been determined on the date of the Rent Review Surveyor’s award.

Schedule 5

Insurance

1	Landlord’s Insurance Obligations

1.1	The Landlord shall:

1.1.1	pay promptly to the Superior Landlord all sums relating to insurance required under the Superior Lease;

1.1.2	request from the Superior Landlord whenever reasonably or properly requested by the Tenant and to the extent permitted under the Superior Lease evidence of the terms of the Insurance Policies effected by the Superior Landlord and of payment of the last premium and shall pass on to the Tenant the evidence obtained from the Superior Landlord; and

1.1.3	pass on to the Tenant copies of all relevant communications about insurance for the Building received from the Insurers or the Superior Landlord or from any person on their behalf.

2	Tenant’s Insurance Obligations

2.1	The Tenant shall pay the Insurance Charge to the Landlord on demand.

2.2	The Tenant shall pay to the Landlord on demand the Percentage of any normal excess which the Landlord is required to bear under any Insurance Policy.

2.3	The Tenant shall:

2.3.1	not do or fail to do anything which shall or may cause any of the Insurance Policies to be void or voidable or increase the premiums payable under them;

2.3.2	not insure or maintain insurance of the Building or the Property against any of the Insured Risks;

2.3.3	notify the Landlord of the incidence of any Insured Risk or any other matter which ought reasonably to be notified to the Insurers forthwith upon becoming aware of the same;

2.3.4	pay on demand the whole of any increase in any premium arising from a breach of paragraph 2.3.1;

2.3.5	comply with all the conditions of the Insurance Policies and all requirements of the Insurers ; and

2.3.6	notify the Landlord in writing of the value of any alterations, additions or improvements which the Tenant proposes to make before those works are commenced.

3	Rent Cesser

3.1	If the Building is damaged or destroyed by any of the Insured Risks such that the Property or the means of access to it is unfit for occupation and use or the Property incapable of reasonable access then (unless paragraph 4 applies) the Basic Rent and the Service Charge or a fair proportion of them according to the nature and extent of the damage in question shall be suspended until the earlier of:

3.1.1	the expiration of the period insured for Loss of Rent; and

3.1.2	the date on which the Property is again fit for occupation and use or capable of reasonable access.

4	Vitiation of Insurance

4.1

If the insurance money under any of the Insurance Policies is wholly or partly irrecoverable by reason of any act neglect or default of the Tenant or any lawful occupier or any predecessor in title of either of them or any employee, servant, agent, licensee or invitee of any of them or where the sum insured is inadequate as a result of a breach by the Tenant of paragraph 2.3.6, then the Tenant will pay to the Landlord the irrecoverable amount or the amount of such shortfall as the case may be.

4.2	Payment under paragraph 4.1 shall be made on the later of the date of demand by the Landlord and the date on which such insurance money (or the relevant part of it) would have been claimable under the Insurance Policies had they not been wholly or partly vitiated.

4.3	In addition to any sum payable under paragraph 4.1 the Tenant shall pay interest at the Interest Rate on the relevant sum from the date on which that sum is due to the date of payment.

5	Determination

5.1	If the Building is destroyed or damaged by any of the Insured Risks such that the Property is unfit for occupation and use or incapable of reasonable access, and if the Property is not made fit for occupation and use or capable of reasonable access within three years after that destruction or damage occurs, then either the Landlord or the Tenant may by written notice to the other served at any time after that date (but before the Property is again fit for occupation and use) determine this Lease and if such notice is served:

5.1.1	this Lease shall forthwith determine but the Determination shall be without prejudice to any right of action of either party in respect of any previous breach of this Lease by the other or to any obligation of the Tenant under paragraphs 2.2 or 4 of this schedule (and any sums payable under those paragraphs shall be paid on Determination if they have not already become payable); and

5.1.2	all moneys payable under the Insurance Policies or by the Tenant under paragraphs 2.2 or 4 of this schedule shall be paid to and belong to the Landlord absolutely.

6	Arbitration

6.1	Any dispute under paragraphs 3, 4 or 5 shall be determined by a sole arbitrator to be agreed upon by the Landlord and the Tenant or in default of agreement to be nominated at the request of either of them or both of them jointly by the President and in either case in accordance with the Arbitration Act 1996.

Schedule 6

Tenant’s Covenants

1	To pay Rent

1.1	To pay the Rent at the times and in the manner required by this Lease to such address as the Landlord may from time to time require and without deduction or set-off whether legal or equitable.

1.2	To pay the Basic Rent by banker’s standing order or direct debit if required by the Landlord.

1.3	If the Basic Rent or any part of it is not paid in cleared funds on the date on which it is due or if any other part of the Rent is not paid within seven days after becoming due (whether or not demanded except where a demand is required by this Lease), the sum in question shall carry interest at the Interest Rate for the period from the date on which it became due until the date of actual payment and that interest shall be paid by the Tenant on demand.

1.4	If the Landlord refuses to accept Rent because an event referred to in clause 5.1 has occurred and the Landlord does not wish to waive its rights under that clause provided the Tenant is subsequently found to be in breach, then such unpaid Rent shall nevertheless bear interest under paragraph 1.3 until the date the Rent in question is accepted.

2	To pay Outgoings

2.1	To pay and discharge all Outgoings relating to the Property at the times when they become due.

2.2	If at any time the Property is not separately assessed for any Outgoings the Tenant shall pay to the Landlord within five working days of written demand a fair proportion of any assessment which includes the Property subject to paragraph 4 of schedule 7.

2.3	Not without Consent (which shall not be unreasonably withheld or delayed) to make any claim for relief in respect of any Outgoings where to do so might prejudice the Superior Landlord and/or the Landlord’s own actual or potential entitlement to relief then or in the future.

2.4	Not without Consent (which shall not be unreasonably withheld or delayed) to agree with the relevant Authority any rating or other assessment in respect of the Property and to consult with (and have due regard to the representations of) the Landlord in the negotiations for any such assessment or any appeal against any such assessment.

3	Repair and Decoration

3.1	To repair and keep the Property in good and substantial repair and condition.

3.2	Without prejudice to the generality of the foregoing covenant:

3.2.1	as to the interior of the Property in the fifth year and in the last three months of the Term to have prepared and painted or otherwise decorated or treated (as the case may be) all surfaces and other portions fabrics and finishes (i) usually painted with two coats of reasonable quality paint or (ii) otherwise decorated or treated with quality materials and as may be necessary to have professionally treated in accordance with the good approved manner for preserving and protecting the same all other parts of the Property requiring treatment for preservation and protection and as necessary to clean make good and treat with suitable preservative any rough cast stucco work block panels or walls;

3.2.2	to carry out such painting decoration or other treatment in a proper and workmanlike manner to the reasonable satisfaction of the Landlord and in accordance with such reasonable directions in regard thereto as may from time to time be communicated to the Tenant by or on behalf of the Landlord.

3.3	Paragraphs 3.1 and 3.2 shall not apply to the extent that any lack of repair or decoration is caused by damage by an Insured Risk (unless paragraph 4 of schedule 5 applies).

3.4	To keep the Property in a clean and tidy condition.

3.5	To clean the inside glass of all windows comprised in the Property as often as shall be reasonably necessary but in any event at least once in every two months.

3.6	If the Tenant is in breach of this paragraph 3 then in addition to any other rights which the Landlord may have:

3.6.1	the Landlord may serve on the Tenant written notice specifying the breach in question; and

3.6.2	the Tenant shall as soon as practicable after receipt of that notice and in any event within two months (or sooner in emergency) commence and proceed with all due speed to remedy the breach; and

3.6.3	if the Tenant fails to comply with paragraph 3.6.2 the Landlord may enter the Property and carry out the relevant work and all costs incurred by the Landlord in so doing shall be a debt from the Tenant to the Landlord which the Tenant shall pay on demand with interest on them at the Interest Rate from the date of demand to the date of payment.

3.7	The Tenant shall give written notice to the Landlord as soon as practicable on becoming aware of:

3.7.1	any damage to or destruction of the Building; or

3.7.2	any defect or want of repair in the Building (including without limitation any relevant defect within the meaning of section 4 Defective Premises Act 1972) which the Landlord is liable to repair under this Lease or which the Landlord is or may be liable to repair under common law or by virtue of any Enactment.

4	Yielding up on Determination

4.1	On Determination the Tenant shall yield up the Property to the Landlord with vacant possession in a state of repair condition and decoration which is consistent with the proper performance of the Tenant’s covenants in this Lease.

4.2	If on Determination the Tenant leaves any fixtures fittings or other items in the Property the Landlord may treat them as having been abandoned and may remove destroy or dispose of them as the Landlord wishes and the Tenant shall pay to the Landlord on demand the cost of this with interest at the Interest Rate from the date of demand to the date of payment and indemnify the Landlord against any and all resulting liability.

4.3	Immediately before Determination if and to the extent required by the Landlord the Tenant shall reinstate all alterations, additions or improvements made to the Property at any time during the Term and all alterations, additions or improvements made as part of the Tenant’s Fit-Out pursuant to the Agreement for Lease made before the start of the Term and where this involves the disconnection of Plant or Conduits, the Tenant shall ensure that the disconnection is carried out properly and safely and that the Plant and Conduits are suitably sealed off or capped and left in a safe condition so as not to interfere with the continued functioning of the Plant or use of the Conduits elsewhere in the Building PROVIDED THAT in relation to the 4 meeting rooms and kitchen area retained as cellular space on the west side of the Property (as shown hatched red on the Property Plan) the Tenant shall not have to reinstate the replacement ceiling to match the vertical level of the adjacent ceiling (provided that all the replacement ceiling in the area shown hatched red on the Property Plan matches) and shall be permitted to leave this area in accordance with the CAT A finish as set out in the Tenant’s Fit-Out.

4.4	The Tenant shall make good any damage caused in complying with paragraph 4.3 and shall carry out all relevant works (including the making good of damage) to the reasonable satisfaction of the Landlord.

4.5

If upon Determination the Property is not left in the state required by this paragraph 4 the Tenant shall pay to the Landlord on demand (in addition to any other sums payable as a result of that breach of covenant) a sum equal to the Rent which would have been payable under this Lease had there been no such Determination for the period from the date of Determination to the date upon which the Landlord ought reasonably to have put the Property into the state in which it should have been left.

4.6	On Determination, whether by effluxion of time or otherwise, the Tenant shall, if the Landlord requires:

4.6.1	cooperate with the Landlord in applying to the Land Registry for any registered title to this Lease to be closed and merged in the immediate reversion to it; and

4.6.2	deliver to the Landlord a discharge in appropriate form of all charges registered or noted on any such registered title; and

4.6.3	enter into any documents reasonably and properly required by the Landlord to effect that closure.

5	Use

5.1	The Tenant shall not use the Property for any purpose except the Permitted Use.

5.2	The Tenant shall not use the Property for any purpose or activity which is illegal, immoral, noisy, noxious, dangerous or offensive or which may be or become a legal nuisance to or cause damage or annoyance to the Landlord or any other person or which might be harmful to the Property or the Building.

5.3	The Tenant shall not use the Property for the purpose of residing or sleeping nor for any sale by auction, public exhibition, political meeting, shows, spectacle, or gambling or for any illegal or immoral purpose.

5.4	The Tenant shall not enter into any covenant in favour of any person (other than the Landlord) nor require a covenant from any person the effect of which is to restrict the use of the Property further than it is already restricted by this Lease.

6	Alterations

6.1	The Tenant shall make no alteration addition or improvement to the Property or the Building whether structural or otherwise except as expressly permitted under paragraph 6.2.

6.2	The Tenant may carry out alterations, additions or improvements to the Property which are wholly within the Property and which do not affect any part of the exterior or structure of the Building and which do not affect the electrical or mechanical equipment within the Building where:

6.2.1	the Tenant has submitted to the Landlord detailed plans and specifications showing the works; and

6.2.2	the Tenant has given to the Landlord such covenants relating to the carrying out of the works as the Landlord may reasonably require; and

6.2.3	the Tenant has if reasonably so required by the Landlord provided the Landlord with suitable security which will allow the Landlord to carry out and complete the works if the Tenant fails to do so; and

6.2.4	the Tenant has obtained Consent to the works (which shall not be unreasonably withheld) or delayed.

7	Signs

7.1	Not to fix to or display or not permit to be affixed to or displayed on the Property any Signs save as is permitted in clause 7.2.

7.2

With Consent the Tenant may affix to or display in the lift lobby on the third floor of the Building on the exterior of the Property a Sign stating the name of the Tenant and the nature of its business as shall be reasonably necessary in connection with the use and occupation of the Property for the time being the position of the sign size and colour of such sign having been approved by the Landlord (such approval not to be unreasonably withheld or delayed).

8	Dealings with the Property

8.1	Unless expressly permitted under paragraph 8.8 or by a Consent granted under paragraphs 8.2 or 8.3 the Tenant shall not assign, underlet, charge, part with or share possession or occupation of all or any part of the Property nor hold the Property on trust for any other person.

8.2	The Landlord shall not unreasonably withhold Consent to a legal charge of the whole of the Property.

8.3	The Landlord shall not unreasonably withhold or delay Consent to an Assignment of the whole of the Property.

8.4	Without restricting the scope of Paragraph 8.3 the Landlord and the Tenant agree for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 that the Landlord may withhold Consent unless the circumstances set out in Paragraph 8.5 exist and/or the conditions set out in Paragraph 8.6 are fulfilled, provided that if at any time before the execution of the deed of Assignment the circumstances set out in Paragraph 8.5 or any of them change the Landlord may revoke the Consent by written notice to the Tenant.

8.5	The circumstances referred to in Paragraph 8.4 above are that:

8.5.1	the prospective assignee is not a Group Company or a Connected Person; and

8.5.2	in the reasonable opinion of the Landlord the prospective assignee is of sufficient financial standing to enable it to comply with the Tenant’s covenants in this Lease for the remainder of the Term; or

8.5.3	the prospective assignee or prospective guarantor does not enjoy diplomatic or state immunity is not a local authority in England or a government department or a Minister of the Crown (in each case of the United Kingdom); and

8.5.4	there is no sum due to the Landlord by the Tenant under this Lease and the Tenant is not in any other material breach of the Tenant’s covenants in this Lease; and

8.5.5	the Landlord has received an undertaking from the Tenant’s solicitors in such form as the Landlord may reasonably require to pay to the Landlord on demand the reasonable legal and surveyors’ costs and disbursements (including input Value Added Tax) incurred by the Landlord and any Superior Landlord in considering the Tenant’s application and preparing negotiating and entering into any relevant documentation whether or not the application is withdrawn or the Consent is granted.

8.6	The conditions referred to in Paragraph 8.4 are that:

8.6.1	the Tenant (and any former Tenant who by virtue of there having been an “excluded Assignment” as defined in Section 11 of the Landlord and Tenant (Covenants) Act 1995 has not been released from the Tenant’s covenants in this Lease) shall enter into an authorised guarantee agreement within the meaning of the Landlord and Tenant (Covenants) Act 1995 with the Landlord in such terms as the Landlord may reasonably require; and

8.6.2	if the Landlord reasonably requires, a guarantor or guarantors acceptable to the Landlord acting reasonably has guaranteed to the Landlord the due performance of the prospective assignee’s obligations in such terms as the Landlord may reasonably require; and

8.6.3	the Landlord has received a direct covenant from the Assignee to observe and perform the tenant’s covenants of the Lease during the period when by virtue of the Landlord and Tenant (Covenants) Act 1995 the Assignee is bound by the tenant covenants of the Lease; and

8.6.4

the Landlord has given to the prospective assignee and to any prospective guarantor of the assignee’s obligations a notice in the form set out in Schedule 1 to the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003 and the prospective assignee and any such guarantor has made a declaration in the form set out in paragraph 8 of Schedule 2 to that Order in accordance with Section 38A(3)(b) of the Landlord and Tenant Act 1954.

8.7	Any Consent granted under this paragraph 8 shall (unless it expressly states otherwise) only be valid if the dealing to which it relates is completed within three months after the date of the Consent.

8.8	The Tenant may (after giving not less than 21 days’ prior written notice to the Landlord containing all relevant information) share occupation of the Property with any Group Company on condition that the sharing shall not create any relationship of landlord and tenant and that on any occupier ceasing to be a Group Company the occupation shall immediately cease or be otherwise documented in accordance with this paragraph 8.

8.9	Within one calendar month after any dealing with or transmission or devolution of the Property or any interest in it (whether or not specifically referred to in this paragraph 8) the Tenant shall give to the Landlord’s solicitors at that time notice in duplicate specifying the basic particulars of the matter in question and at the same time supply a certified copy of any instrument making or evidencing it, and pay those solicitors a registration fee of £25 or such higher sum as shall be reasonable at the time.

8.10	From time to time on demand during the Term the Tenant shall provide the Landlord with particulars of all derivative interests of or in the Property including particulars of rents rent reviews and service and maintenance charges payable in respect of them and copies of any relevant documents and the identity of the occupiers of the Property.

9	Legal Obligations and Necessary Consents

9.1	The Tenant shall comply with all Legal Obligations relating to the Property.

9.2	Where the Tenant receives from an Authority any formal notice relating to the Property or the Building (whether or not the notice is of a Legal Obligation) it shall as soon as practicable send a copy to the Landlord and if requested by the Landlord make or join in making such objections representations or appeals in respect of it as the Landlord may reasonably require at the cost of the Landlord (except those which are to the detriment of the business of the Tenant or any permitted occupier of the Property).

9.3	Where any Legal Obligation requires the carrying out of works to the Property the Tenant shall (if and to the extent required by this Lease) apply for Consent and any Necessary Consents to carry out the works and after obtaining them the Tenant shall carry out the works in accordance with the Consent.

9.4	Where the Legal Obligation requires the carrying out of works on the Property and the Retained Property the Landlord may carry out those works (and may refuse Consent to the Tenant to carry out the part of them which affects the Property) and the Tenant shall pay to the Landlord within ten working days of written demand the proper and reasonable proportion of the cost of those works which relate to the Property and a reasonable and fair proportion of any incidental necessary fees and expenses.

9.5	Before doing anything at the Property which requires any Necessary Consents (and whether or not the Landlord shall have issued its Consent to that thing under the other provisions of this Lease) the Tenant shall:

9.5.1	obtain all Necessary Consents for the purpose; and

9.5.2	produce copies of all Necessary Consents to the Landlord; and

9.5.3	obtain the approval of the Landlord (which shall not be unreasonably withheld or delayed ) to the Necessary Consents and the implementation of them,

provided that the Tenant shall not without Consent make or alter any application for any Necessary Consent.

9.6	Where any Necessary Consent implemented by the Tenant or any undertenant or permitted occupier of the Property requires works to be carried out by a date subsequent to Determination, the Tenant shall ensure that those works are completed before Determination.

9.7	If the Tenant receives or is entitled to receive any statutory compensation in relation to the Lease (other than from the Landlord) and if Determination occurs otherwise than by effluxion of time, the Tenant shall upon Determination pay to the Landlord a fair proportion of that compensation.

9.8	If and when called upon to do so the Tenant shall produce to the Landlord all plans documents and other evidence which the Landlord may reasonably require in order to satisfy itself that this paragraph 9 has been complied with.

10	Conduits and Plant

10.1	The Tenant shall not use the Conduits or the Plant:

10.1.1	for any purpose other than that for which they are designed; or

10.1.2	so as to exceed the capacity stated in the Health & Safety and O&M Manuals relating to the Building supplied to the Tenant (having regard where relevant to the fact that such use is to be shared with other occupiers of the Building).

10.2	The Tenant will keep clean and free from obstruction all Conduits in the Property.

11	Overloading and Damage

11.1	Not to impose or permit to be imposed (whether by using machinery or otherwise) on any part of the Property any load or weight greater than that which is stated in the Health & Safety and O&M Manuals relating to the Building supplied to the Tenant to bear with due margin for safety nor by machinery or otherwise to cause or permit any undue vibration to or nuisance by noise or otherwise in the Property.

11.2	The Tenant shall not damage or obstruct any part of the Building or any accesses to it.

11.3	The Tenant shall not keep produce or use any Hazardous Material on the Property without Consent nor (whether or not Consent is given) cause any Environmental Damage.

11.4	Any request by the Tenant for Consent under paragraph 11.3 shall be in writing and shall be accompanied by:

11.4.1	all information required to demonstrate to the reasonable satisfaction of the Landlord that any such Hazardous Material is necessary to the business of the Tenant and will be kept produced or used in such manner as to comply with all Legal Obligations applicable to such Hazardous Material and to prevent Environmental Damage; and

11.4.2	all relevant information regarding compliance with any relevant Legal Obligations (such information to include without limitation copies of applications for Necessary Consents relating to any manufacturing processes waste treatments recycling storage or disposal practices).

11.5	The Tenant shall forthwith notify the Landlord in writing of any change in the facts and circumstances assumed or reported in any application for or granting of Consent or any Necessary Consent relating to any Hazardous Material kept produced or used on the Property.

11.6	The Tenant shall indemnify the Landlord against all losses claims or demands in respect of any Environmental Damage arising out of the use or occupation of the Property during the Term or the state of repair of the Property provided such indemnity relates solely to repairs which are the responsibility of the Tenant under this Lease.

12	Rights and Easements

12.1	The Tenant shall not grant to any third party any rights of any nature over the Property (except as permitted under paragraph 8).

12.2	The Tenant shall preserve all easements and rights currently enjoyed by the Property and in particular (without limitation) will not obstruct any of the windows of the Property.

12.3	The Tenant shall not do or omit to do anything whereby any right of prescription may arise against the Landlord.

13	Regulations

The Tenant shall comply with the Regulations and shall procure that all occupiers of and visitors to the Property comply with them.

14	Entry by Landlord

14.1	Upon reasonable prior written notice (except in emergency when no notice need be given) the Tenant shall permit the Landlord and those authorised by it at all times to enter (and remain unobstructed on) the Property for the purpose of:

14.1.1	exercising the rights reserved by schedule 3; or

14.1.2	inspecting the Property for any purpose; or

14.1.3	making surveys or drawings of the Property; or

14.1.4	erecting a noticeboard stating that the Property is to let or for sale during the last six months of the Term in a reasonable position (which the Tenant shall not remove interfere with or obscure); or

14.1.5	complying with the Landlord’s obligations under this Lease or with any other Legal Obligation of the Landlord; or

14.1.6	carrying out works which are the responsibility of the Tenant under this Lease but which the Tenant has failed to do;

provided that the Landlord and those authorised by it comply with the provisions of schedule 3.

14.2	The Tenant shall keep the Landlord informed of the names addresses and telephone numbers of at least two persons who have keys to the Property.

15	Costs

15.1	The Tenant shall pay to the Landlord on demand on a full indemnity basis all reasonable and proper costs expenses losses and liabilities incurred by the Landlord as a result of or in connection with:

15.1.1	any breach by the Tenant of any of its covenants or obligations in this Lease and/or the enforcement or attempted enforcement of those covenants and obligations by the Landlord; and

15.1.2	any application for Consent under this Lease whether or not that Consent is refused or the application is withdrawn; and

15.1.3	the preparation and service of any notice under section 146 or 147 Law of Property Act 1925 notwithstanding that forfeiture may be avoided otherwise than by relief granted by the Court; and

15.1.4	the preparation and service of any notice under paragraph 3.6 or any schedule of dilapidations served during the Term or within three months after Determination ; and

15.1.5	the closure or determination of the registered title to this Lease.

15.2	If any payment which falls to be made by the Tenant to the Landlord under this Lease by way of indemnity or on an indemnity basis (“initial indemnity payment”) is taxable in the Landlord’s hands the sum payable shall be increased so that after payment of tax on it the Landlord retains a net sum equal to the initial indemnity payment.

16	Loss of Guarantor

16.1	If any party who has guaranteed to the Landlord the Tenant’s obligations contained in this Lease dies or is the subject of any of the events referred to in clause 5.1.3 then within 14 days after the event the Tenant shall give notice of it to the Landlord and if so required by the Landlord at the expense of the Tenant the Tenant shall within twenty eight days after that event procure a further guarantee in the same terms from a party acceptable to the Landlord.

17	Title Matters

17.1	The Tenant shall observe and perform all covenants in respect of the Property and shall indemnify the Landlord against any costs expenses losses and liabilities incurred by the Landlord as a result of or arising out of any breach by the Tenant of any covenant affecting the Property and contained in the Title Matters so far as they affect the Property and are still subsisting (except in respect of the Section 80 Environmental Protection Act 1990 notice dated 7 June 1995).

17.2	The Tenant shall observe and perform all the covenants on the part of the lessee contained in the Superior Lease (except the covenants to pay the rent reserved by it for repair and for insurance or the covenants expressly assumed by the Landlord under this Lease) in so far as they relate to or concern the Property.

Schedule 7

Landlord’s Covenants

1	Quiet Enjoyment

If the Tenant observes and performs the Tenant’s covenants and obligations in this Lease the Tenant may peaceably hold and enjoy the Property during the Term without any lawful interruption or disturbance from or by the Landlord or any person claiming through under or in trust for the Landlord.

2	Superior Lease

2.1	The Landlord shall pay the rent reserved by the Superior Lease as and when it falls due and will observe and perform its covenants in the Superior Lease (except insofar as the Tenant covenants so to do under this Lease) but this covenant shall be by way of indemnity only for the Tenant.

2.2	The Landlord shall use reasonable endeavours to enforce any obligations of the Superior Landlord in the Superior Lease.

3	Provision of Services

3.1	The Landlord shall in any event during normal business hours provide the Basic Services and the Landlord shall provide such of the Additional Services as the Landlord from time to time reasonably considers appropriate.

3.2	Notwithstanding paragraph 3.1 the Landlord shall not be obliged to provide the Services where:

3.2.1	it is prevented from doing so by circumstances beyond its control including without limitation breakdown, damage, the need for inspection or repair, shortage of fuel, equipment or materials and inclement weather; or

3.2.2	the Service cannot reasonably be provided as a result of works of alteration inspection or repair or any other works being carried out at the Building,

but the Landlord shall restore the Service as soon as reasonably practicable.

3.3	Notwithstanding Paragraph 3.1 the Landlord shall not be liable for failure to provide the Services listed in Paragraph 1.1.1 of schedule 8 until a reasonable time after the relevant want of repair, decoration maintenance or renewal has been notified to it in writing.

4	Electricity

4.1	If the Property is separately metered for electricity to the Retained Property and Common Parts the Landlord will reimburse the Tenant within 21 days of written demand the cost of electricity charges paid by the Tenant in respect of the Property which is in addition to the cost of electricity in respect of the Property recovered or to be recovered by the Landlord through the Service Charge.

4.2	For any time when the Property is not separately metered the Landlord agrees that the Tenant will not be responsible for contributing to cost of electricity to the Property other than through the Service Charge.

Schedule 8

Services and Service Charge

1	Basic Services

1.1	The Basic Services are:

1.1.1	the repair decoration inspection testing maintenance and renewal of the Retained Property;

1.1.2	the cleaning of the Common Parts and the exterior of the Building including the exterior of all windows;

1.1.3	the provision of lighting to the Common Parts when required;

1.1.4	the provision of heating to the Building when required;

1.1.5	the provision of air-conditioning to the Building;

1.1.6	the provision of hot and cold water to any hot or cold taps in the Common Parts;

1.1.7	the provision of towels, soap and other requisites to any lavatories in the Common Parts;

1.1.8	the provision of all proper equipment to any kitchen in the Common Parts;

1.1.9	the provision and operation in the Common Parts of such fire prevention fire fighting and fire alarm equipment and signs as may be required by any Authority or by the Insurers;

1.1.10	the provision and operation of the Signboard;

1.1.11	the provision of refuse bins and the operation of a refuse collection service for the Building;

1.1.12	the provision and operation of a security patrol and/or security observation system and/or other security equipment for the Building;

1.1.13	the provision of lifts within the Building and for the inspection testing and maintenance of them.

2	Additional Services

2.1	The Additional Services are:

2.1.1	the provision and operation of any Plant not included within the Basic Services;

2.1.2	the provision either permanently or at times which the Landlord reasonably considers appropriate of pictures floral displays flags decorative lights and other decorations in the Common Parts;

2.1.3	the provision and maintenance of appropriate or useful Signs or notices in the Common Parts or visible from the Common Parts or from outside the Building;

2.1.4	the provision of any other services which the Landlord from time to time reasonably considers appropriate having regard to the principles of good estate management.

3	Service Costs

3.1	The Service Costs are all reasonable and proper costs and expenses incurred by the Landlord in the operation and management of the Building and the provision of services to it including without limitation:

3.1.1	the cost of providing the Services;

3.1.2	the cost of providing to the Retained Property any service which had it been provided to the Common Parts could have constituted one of the Services;

3.1.3	the cost of all fuel or other energy sources for the Plant and/or the Retained Property;

3.1.4	the cost of all electricity provided to the Property in accordance with paragraph 4, schedule 7;

3.1.5	any costs which the Landlord may be required to pay to the Superior Landlord as a contribution to the cost of repair, decoration, inspecting, testing, maintenance or renewal of any areas or structures used in common with other parties;

3.1.6	the Outgoings of the Retained Property;

3.1.7	the cost of preparing submitting and settling any insurance claims relating to the Building;

3.1.8	the cost of employing or retaining the Managing Agents for the Building;

3.1.9	the cost of employing or retaining staff to provide the Services including all incidental expenditure relating to that employment which without limitation shall include expenditure on pensions insurance health welfare industrial training levies redundancy clothing tools machinery equipment and vehicles which in each case the Landlord considers are required for the proper performance by the staff in question of their duties;

3.1.10	the cost of complying with, making representations against or otherwise contesting the incidence of any Legal Obligation or prospective Legal Obligation which will or may affect the Building save to the extent that the same is wholly the responsibility of any lawful occupier of the Building other than the Landlord;

3.1.11	the cost of leasing any item required in connection with the Services;

3.1.12	the cost of enforcing the provisions in the Superior Lease against the Superior Landlord and the Regulations against occupiers of the Building;

3.1.13	the cost of calculating the Service Charge for each tenant and the preparation and issue of certificates accounts and audits in respect of the Service Charge;

3.1.14	all professional charges fees and expenses payable by the Landlord in respect of any of the Services or the Service Costs;

3.1.15	during any period for which the Landlord does not employ an independent Managing Agent to manage the Building a sum retainable by the Landlord equal to the reasonable and proper charges which a firm of surveyors based in central London might reasonably be expected to make for managing the Building provided that such sum shall not exceed 10% of the Total Service Costs (excluding this paragraph 3.1.14);

3.1.16	all Value Added Tax payable by the Landlord in respect of the Service Costs insofar as it is not recoverable by the Landlord as an input; and

3.1.17	the gross cost to the Landlord by way of interest commission banking charges commitment fees or otherwise of borrowing any necessary sums in respect of the Service Costs.

4	Calculation and Payment of Service Charge

4.1	The Landlord will notify the Tenant before or during any Service Charge Period of the Estimated Service Charge payable by the Tenant during that Service Charge Period.

4.2	The Tenant shall pay the Estimated Service Charge by four equal quarterly instalments on the Quarter Days.

4.3	The Landlord may revise the Estimated Service Charge having regard to the anticipated Total Service Costs for the relevant Service Charge Period and the Tenant shall pay to the Landlord any additional Estimated Service Charge which may become due as a result within seven days of demand.

4.4	As soon as practicable after each Service Charge Account Date the Landlord will supply the Tenant with a Service Charge Statement showing:

4.4.1	the Total Service Costs for the Service Charge Period; and

4.4.2	the Service Charge for the Service Charge Period.

4.5	If the Service Charge exceeds the Estimated Service Charge the Tenant shall pay the excess to the Landlord within seven days of receipt of the Service Charge Statement.

4.6	If the Service Charge is less than the Estimated Service Charge then the shortfall shall be set off against any other moneys due from the Tenant to the Landlord under this Lease and any balance shall be credited against the next payment of Estimated Service Charge or (following Determination) paid to the Tenant.

4.7	For a period of three months after delivery of the Service Charge Statement the Landlord will make available any receipts or invoices evidencing expenditure of the Total Service Costs for inspection by the Tenant at the offices of the Landlord or the Managing Agent during normal business hours by appointment.

4.8	The Tenant, may, within three months after delivery of the Service Charge Statement, by written notice to the Landlord, challenge the Service Charge Certificate on the grounds that it contains an error or errors. Any such challenge shall give details of the alleged errors. The Tenant shall not be entitled to dispute the correctness of the Service Charge Statement except in respect of errors notified within that month.

4.9	If the Landlord whether by itself or through its Managing Agent receives any commission or other benefits for effecting or maintaining the Services it shall not be obliged to pass the benefit of them onto the Tenant.

Schedule 9

Regulations

1	Delivery and despatch of goods mail and other items to the Property and access for workmen and materials shall only take place through the service areas in the Common Parts and through the service entrances lifts stairs and corridors (if any).

2	All refuse shall be kept in suitable containers and shall be made available for collection by the Landlord at the times specified by the Landlord.

3	No sound from loudspeakers or other artificially generated noise which can be heard outside the Property shall be created within the Property.

4	The Tenant shall maintain to the reasonable satisfaction of the Landlord and to the satisfaction of the Insurers adequate fire prevention apparatus upon the Property and shall from time to time remove from the Property all waste and inflammable material as quickly as possible.

5	The Tenant shall not exhibit or place any articles of any kind outside the Property or transact any business except inside the Property.

6	The Tenant shall not light or maintain open fires in the Building.

7	The Property is to be locked or otherwise secured when not in use.

EXECUTED AND DELIVERED as a	)
DEED by LEARNING TREE INTERNATIONAL	)
LIMITED acting by:	)

Director

Director/Secretary

EXECUTED AND DELIVERED as a	)
DEED by METRONET RAIL BCV	)
LIMITED acting by	)

Director

Director/Secretary